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                                                                   Exhibit 10.18


                     SAXON CAPITAL ACQUISITION CORPORATION

                                VOTING AGREEMENT

This Voting Agreement (this "AGREEMENT") is entered into as of July __, 2001 between SAXON CAPITAL ACQUISITION CORPORATION, a Delaware corporation ("COMPANY") and FRIEDMAN, BILLINGS, RAMSEY & CO., INC., a Delaware corporation ("STOCKHOLDER").

                                    RECITALS

         WHEREAS, Stockholder and Company executed a purchase agreement on June 29, 2001, whereby Stockholder agreed to purchase as the initial purchaser in Rule 144A transaction 28,000,000 shares of Company common stock (the "Purchase Agreement");

         WHEREAS, Stockholder retained a number of such shares of Company common stock and may, in the future, acquire additional shares of Company common stock;

         WHEREAS, Stockholder desires that those shares of Company common stock (the "Voting Agreement Shares") be subject to this Voting Agreement between the parties hereto;

         WHEREAS, Stockholder desires to grant Company the ability to vote the Voting Agreement Shares pursuant to the terms and conditions hereof; and

         WHEREAS, Company desires the ability to vote the Voting Agreement Shares pursuant to the terms and conditions hereof.

                                    AGREEMENT

         1. VOTING POWERS GRANTED. At any annual or special meeting of Company and in connection with any other action to be taken by the stockholders of Company, including actions and/or meetings for the purpose of electing directors to Company's Board of Directors, (each a "VOTING ACTION"), Stockholder hereby grants Company the right to vote the Voting Agreement Shares in the same proportion as the vote of all other holders of Company common stock for that same Voting Action, and Company hereby agrees to so vote the Voting Agreement Shares.

         2. MANNER OF VOTING. The vote by Company of the Voting Agreement Shares in accordance with Section 1 hereof may be effected by Company in person, by proxy, by written consent or in any other manner permitted by applicable law or Company's bylaws.

         3. NO REVOCATION. The voting powers contained herein are coupled with an interest and may not be revoked during the term of this Agreement.

         4. TERM. This Agreement shall commence as of the date first written above. This Agreement shall terminate:

                  (a) With respect to any Voting Agreement Shares sold by Stockholder, on the date such Voting Agreement Shares are sold by Stockholder, and

                  (b) In its entirety, upon the first to occur of the following:

                        (i) The first date on which all Voting Agreement Shares have been sold by Stockholder; or



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                      (ii) The first date on which Stockholder notifies Company
                      that Stockholder and its affiliated entities beneficially own less then nine percent (9%) of the issued and outstanding common stock of Company.

         5.       MISCELLANEOUS.

                  (a) SUCCESSORS AND ASSIGNS. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

                  (b) GOVERNING LAW. This Agreement shall be governed, construed and interpreted in accordance with the laws of the State of Delaware, without giving effect to principles of conflicts of law.

                  (c) COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.

                  (d) NOTICES. Any notice permitted by this Agreement shall be in writing and shall be deemed sufficient upon delivery, when delivered personally or by overnight courier or sent by telegram or fax, or forty-eight
(48) hours after being deposited in the U.S. mail, as certified or registered mail, with postage prepaid, addressed to the party to be notified at such party's address set forth on the signature page hereto, or as subsequently modified by written notice.

                  (e) TITLES AND SUBTITLES. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

                  (f) AMENDMENTS AND WAIVERS. Any term hereof may be amended or waived with the written consent of Stockholder and Company. Any amendment or waiver effected in accordance with this Section shall be binding upon the parties hereto and each of their respective successors and assigns. Any waiver, permit, consent or approval of any kind or character on the part of any party to this Agreement of any breach or default under this Agreement, or any waiver on the part of any party to this Agreement of any provisions or conditions of this Agreement must be made in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any party to this Agreement, shall be cumulative and not alternative.

                  (g) ENTIRE AGREEMENT. This Agreement constitutes the entire agreement between the parties hereto pertaining to the subject matter hereof, and any and all other written or oral agreements existing between the parties hereto are expressly canceled.

                           [Signature Page Follows]




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         IN WITNESS WHEREOF, the parties hereto have entered into this Voting
Agreement as of the date first written above.


COMPANY:

SAXON CAPITAL ACQUISITION CORPORATION

By:  /s/ Michael L. Sawyer
    ------------------------------

Name:    Michael L. Sawyer
      ----------------------------
Title:   Chief Executive Officer
      ----------------------------

Address: 4880 Cox Road
         Glen Allen, Virginia 23060



STOCKHOLDER:

FRIEDMAN, BILLINGS, RAMSEY & CO., INC.

By:  /s/ Emanuel J. Friedman
    -------------------------------

Name:    Emanuel J. Friedman
      ----------------------------
Title:   Chairman & Co-CEO
      ----------------------------

Address: 1001 Nineteenth Street North
         Arlington, Virginia 22209